UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Wyndham Hotels & Resorts, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38432	82-3356232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way
Parsippany, New Jersey		07054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 18, 2026, Geoff Ballotti, President and Chief Executive Officer of Wyndham Hotels & Resorts, Inc., sent a message to all team members disclosing he will be undergoing treatment for Multiple Myeloma. During this time, he plans to continue working largely as normal. A copy of his message is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2026 (the “Effective Date”), Nicola Rossi, Chief Accounting Officer of Wyndham Hotels & Resorts, Inc. (the “Company”), will depart from the Company. The Company and Mr. Rossi agreed to the final date of his departure on May 13, 2026. To facilitate a smooth transition, Mr. Rossi will continue in his role as Chief Accounting Officer until the Effective Date. As of the Effective Date, Christopher Androski, age 52, who is currently the Company’s Senior Vice President and Controller, will assume the role of Chief Accounting Officer.

Mr. Androski has served as the Company’s Senior Vice President and Controller since May 2018. Prior to that, Mr. Androski served as Senior Vice President and Controller of Wyndham Hotel Group from June 2015 to May 2018, Vice President and Controller of Wyndham Hotel Group from May 2013 to May 2015 and Vice President and Assistant Controller of Wyndham Hotel Group from March 2008 to April 2013. From September 2006 to February 2008, Mr. Androski served as Senior Director and Controller of Galileo Americas, a subsidiary of Travelport. From 2001 to 2005, Mr. Androski served as Director, Corporate Audit of Cendant Corporation. Mr. Androski began his career as an independent auditor at Arthur Anderson.

There are no transactions between Mr. Androski and the Company that would be reportable under Item 404(a) of Regulation S-K and there is no arrangement or understanding with any person pursuant to which Mr. Androski was selected as an executive officer.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

(a)  The Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2026.

(b) At the Annual Meeting, the four proposals described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 25, 2026 (the “Proxy Statement”) were submitted to the Company’s stockholders and the final voting results are provided below.

Proposal 1

The Company’s stockholders elected each of the nine Director nominees described in the Proxy Statement to serve for a term ending at the 2027 annual meeting of stockholders, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification, death or removal.  The election results for each of the Company’s Directors are set forth below.

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Geoffrey A. Ballotti	63,889,817	59,659	23,532	5,492,330
Myra J. Biblowit	63,087,354	844,353	41,301	5,492,330
James E. Buckman	63,741,995	190,068	40,945	5,492,330
Bruce B. Churchill	63,043,711	905,259	24,038	5,492,330
Mukul V. Deoras	63,790,666	147,571	34,771	5,492,330
Stephen P. Holmes	63,478,693	471,001	23,314	5,492,330
Alexandra A. Jung	63,816,612	131,733	24,663	5,492,330
Ronald L. Nelson	63,827,237	121,392	24,379	5,492,330
Pauline D.E. Richards	63,768,299	152,943	51,766	5,492,330

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement as set forth below.

Votes for Approval:	54,328,340
Votes Against:	9,548,555
Abstentions:	96,113
Broker Non-Votes:	5,492,330

Proposal 3

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 as set forth below.

Votes for Approval:	69,010,644
Votes Against:	428,101
Abstentions:	26,593
Broker Non-Votes:	Inapplicable

Proposal 4

The Company’s stockholders voted in favor of the stockholder proposal regarding stockholder ability to act by written consent.

Votes for Approval:	40,181,784
Votes Against:	23,709,518
Abstentions:	81,706
Broker Non-Votes:	5,492,330

(c)  Not applicable.

(d)  Not applicable.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.          Description

Exhibit 99.1	Message from Geoff Ballotti, President and Chief Executive Officer
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: May 18, 2026	By:	/s/ Paul F. Cash
Paul F. Cash General Counsel & Corporate Secretary